                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                       SPLASH TECHNOLOGY HOLDINGS, INC.


                                  ARTICLE ONE
                                  -----------

     The name of this corporation is Splash Technology Holdings, Inc. (the "Corporation").


                                  ARTICLE TWO
                                  -----------

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                 ARTICLE THREE
                                 -------------

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                 ARTICLE FOUR
                                 ------------

     This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock and Common Stock. The total number of shares of Common Stock this Corporation shall have the authority to issue is 10,000,000 shares, and shall have a par value of $0.001 per share ("COMMON"), and the total number of shares of Preferred Stock this corporation shall have authority to issue is 19,708, and shall have a par value of $0.001 per share ("PREFERRED"). The Preferred shall be divided into two series, namely, Series A Redeemable Preferred Stock ("SERIES A PREFERRED") consisting of 15,426 shares and Series B Redeemable and Convertible Preferred Stock ("SERIES B PREFERRED") consisting of 4,282 shares.

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

     Section 1.  Liquidation Rights.
     ----------  ------------------

     (a)  Liquidation Preferences.  In the event of any voluntary or involuntary
          -----------------------
liquidation, dissolution or winding up of the affairs of the Corporation (or the deemed occurrence of such event pursuant to subsection (c) of this Section 1), the holders of each share of Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the Corporation to the holders of the Common by reason of their ownership thereof, an amount equal to One Thousand Dollars ($1,000.00) per share for each share of Preferred then held by them and, in addition, an amount equal to any dividends previously accrued or declared but unpaid on such share of Preferred.

     All of the preferential amount to be paid to the holders of the Series A Preferred under this subsection 1(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series B Preferred or the Common in connection with any such liquidation, dissolution or winding up. All of the preferential amount to be paid to the holders of the Series B Preferred under this subsection 1(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common in connection with any such liquidation, dissolution or winding up. After the payment or the setting apart for pay ment to the holders of the Series A Preferred and Series B Preferred and of the preferential amounts so payable to them, the remaining assets of the Corporation available for distribution shall be distributed in accordance with the provisions of subsection (b) of this
Section 1.

     If the assets or property to be distributed are insufficient to permit the payment to holders of the Series A Preferred of their full preferential amount, the entire assets and property legally available for distribution shall be distributed ratably among the holders of Series A Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive. If assets and property are remaining and legally available for distribution to the Series B Preferred after distribution to the Series A Preferred but are insufficient to permit the payment to the holders of the Series B Preferred of their full preferential amount, the entire assets and property legally available for distribution to the holders of Series B Preferred shall be distributed ratably among the holders of the Series B Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     (b)  Distributions after Payment of Liquidation Preference.  After the
          -----------------------------------------------------
payment or setting apart for payment to the holders of Preferred of the preferential amounts set forth in subsection (a) above, the holders of Common shall be entitled to receive all remaining assets of the Corporation available for distribution.

     (c)  Effect of Merger.  For purposes of this Section 1, a merger or
          ----------------
consolidation of the Corporation with or into any other Corporation or Corporations (except where a majority of the out standing equity securities of the surviving Corporation immediately after the merger or consolidation is held by persons who were stockholders of this Corporation immediately prior to the merger or consolidation), or a sale or other transfer of all or substantially all of the assets of the Corporation (or any series of related transactions resulting in the sale or other transfer of all or substantially all of the assets of the Corporation), shall be treated as a liquidation, dissolution or winding up.

     (d)  Consent.  Each holder of an outstanding share of Preferred shall be
          -------
deemed to have consented, for purposes of Sections 151 and 160 of the Delaware General Corporation Law, to distributions made by the Corporation in connection with the repurchase of shares of Common issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements between the Corporation and such persons providing for the Corporation's right of said repurchase.

     Section 2.  Conversion Rights.  The holders of the Series B Preferred shall
     ----------  -----------------
have conversion rights as follows (the "CONVERSION RIGHTS"):

     (a)  Right to Convert.  Each share of Series B Preferred shall be
          ----------------
convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common equal to the "CONVERSION AMOUNT," which conversion amount shall initially be 116.176. Such initial Conversion Amount shall be subject to adjustment, in order to adjust the number of shares of Common into which each series of the Series B Preferred is convertible, as hereinafter provided.

     (b)  Automatic Conversion.  Each share of Series B Preferred shall
          --------------------
automatically be converted into the number shares of Common as determined by its then effective Conversion Amount upon (A) the closing ("CLOSING") of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common for the account of the Corporation to the public at an offering price to the public of at least Twelve Dollars ($12.00) per share (as adjusted for stock splits, stock dividends, reclassifications, and like events) and in which the aggregate gross proceeds received by the Corporation (net of underwriting discounts) equal or exceed $35,000,000 (a "QUALIFIED OFFERING"). In the event of a Qualified Offering, the person(s) entitled to receive the Common issuable upon such conversion of the Series B Preferred shall not be deemed to have converted that Series B Preferred until immediately prior to the Closing, (B) the closing of merger or consolidation by the Corporation with or into any other corporation in which the holders of all series of the Corporation's capital stock receive an aggregate of consideration of at least $50,000,000, or (C) the closing of the sale or transfer of all or substantially all of the assets of the Corporation in a single transaction or a series of related transactions in which the Corporation receives aggregate proceeds of at least $50,000,000 (the closing of such a merger or consolidation or of such a sale or transfer, a "QUALIFIED MERGER OR SALE").

     (c)  Mechanics of Conversion.  No fractional shares of Common shall be
          -----------------------
issued upon conversion of the Series B Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the result obtained by dividing
(i) One Thousand Dollars ($1,000) by (ii) the then effective Conversion Amount. Before any holder of Series B Preferred shall be entitled to convert the same into full shares of Common pursuant to Section 2(a) hereof, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred, or to his nominee or nominees, a certificate or certificates for the number of shares of Common to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

     (d)  Adjustments to Conversion Amount.
          --------------------------------

          (i)    Adjustments for Subdivisions, Combinations, Consolidations or
                 -------------------------------------------------------------
Stock Dividends.  In the event the outstanding shares of Common shall be
- ---------------
subdivided (by stock split or otherwise), into a greater number of shares of Common, or shares of Common shall have been issued by stock dividend, the Conversion Amount then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately increased. In the event the outstanding shares of Common shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common, the Conversion Amount then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

          (ii)   Adjustments for Other Distributions.  In the event the
                 -----------------------------------
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common entitled to receive any distribution payable in securities of the Corporation other than shares of Common, then and in each such event provision shall be made so that the holders of Series B Preferred shall receive upon conversion thereof, in addition to the number of shares of Common receivable thereupon, the amount of securities of the Corporation which they would have received had their Series B Preferred been converted into Common on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2 with respect to the rights of the holders of the Series B Preferred. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends), or options or rights, then, in each such case for the purpose of this subsection 2(d), the holders of the Series B Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common of the Corporation into which their shares of Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common of the Corporation entitled to receive such distribution.

          (iii)  Adjustments for Reclassification, Exchange and Substitution.
                 -----------------------------------------------------------
If the Common issuable upon conversion of the Series B Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Amount then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Preferred shall be convertible into, in lieu of the number of shares of Common which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common that would have been subject to receipt by the holders upon conversion of the Series B Preferred immediately before that change.

          (iv)   Reorganization, Mergers, Consolidations, or Sales of Assets.
                 -----------------------------------------------------------
Subject to Section 1(c) hereof, if at any time or from time to time there shall be a capital reorganization of the Common (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of this Corporation with or into another Corporation, or the sale of all or substantially all of this Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred, the number of shares of stock or other securities or property of this Corporation, or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of
Section 2 with respect to the rights of the holders of the Series B Preferred after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 2 (including adjustment of the

Conversion Amount then in effect) shall be applicable after that event as nearly equivalent as may be practicable.

     (e)  No Impairment.  The Corporation will not, by amendment of its
          -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred against impairment.

     (f)  Certificate as to Adjustments.  Upon the occurrence of each adjustment
          -----------------------------
or readjustment of the Conversion Amount pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate certified by the Corporation's chief financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments and (ii) the Conversion Amount in effect at that time.

     (g)  Notices of Record Date.  In the event of any taking by the Corporation
          ----------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series B Preferred at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     Section 3.  Redemption.
     ----------  ----------

     (a)  Optional Redemption.  At its option and to the extent permitted by
          -------------------
law, the Corporation may redeem all or any, allocated ratably among the holders thereof, outstanding shares of Series A Preferred. At its option and to the extent permitted by law, the Corporation may redeem all or any, allocated ratably among the holders thereof, outstanding shares of Series B Preferred, but only if no shares of Series A Preferred are then outstanding.

     (b)  Mandatory Redemption.
          --------------------

          (i)    On Liquidity.  Upon (A) the Closing of a Qualified Offering,
                 ------------
or (B) a Qualified Merger Or Sale, the Corporation shall redeem all of the shares of Series A Preferred then outstanding.

          (ii)   On Sixth and Seventh Anniversaries - Series B Preferred. To the
                 -------------------------------------------------------
extent permitted by law and only if no shares of Series A Preferred are outstanding, the Corporation shall redeem, ratably among the holders thereof,
(A) one-half of the outstanding shares of Series B Preferred on the sixth anniversary of the original issue thereof and (B) the remaining outstanding shares of the Series B Preferred on the seventh anniversary of the original date of issue thereof. In the event that such redemption of the Series B Preferred is not permitted in whole or in part and only if no shares of Series A Preferred are outstanding, the Corporation shall, at the sixth anniversary of the original date of issue or the seventh anniversary of the original date of issue (as appropriate), redeem, allocated ratably among the holders thereof, as many shares of Series B Preferred as permitted by law (up to one-half of the outstanding shares of Series B Preferred Stock on the sixth anniversary of the original date of issue thereof). In such event, the shares of Series B Preferred not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred and only if no shares of Series A Preferred are outstanding, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem but which it has not redeemed.

     (c)  Redemption Price.  The redemption price for each share of Preferred
          ----------------
redeemed pursuant to this Section 3 shall be equal to $1,000 per share of outstanding Preferred plus all accrued and unpaid dividends on such share, calculated in accordance with Section 5 below, whether or not earned or declared, and any otherwise declared and unpaid dividends on such share, up to and including the date fixed for redemption (the "REDEMPTION PRICE").

     (d)  Pro Rata Basis.  The redemption or repurchase of all or any portion or
          --------------
number of shares of the Preferred Stock, whether pursuant to the provisions of this Section 5 or otherwise, and all dividends or other distributions thereon or with respect thereto shall be on a pro rata basis in right of payment and in all other respects for each and every share of such the Preferred Stock (except as otherwise provided in Section 5(a)), without regard to the identity of the holder, except as otherwise set forth above.

     (e)  Redemption Notice.  At least 30 days prior to the date(s) fixed for
          -----------------
redemption (each, a "REDEMPTION DATE"), written notice (the "REDEMPTION NOTICE") shall be mailed, postage prepaid, by the Corporation to each holder of record of each series of Preferred, at its address shown on the records of the Corporation. The Redemption Notice shall contain the following information:

          (i) The series of Preferred to be redeemed; the number of shares of the series of Preferred held by the holder which shall be redeemed by the Corporation, and the total number of shares of such series of Preferred held by all holders to be so redeemed,

          (ii)   The Redemption Date and the Redemption Price, and

          (iii) That the holder is to surrender to the Corporation at the place designated in such notice, the holder's certificate or certificates representing the shares of the series Preferred to be redeemed.

     (f)  Payment and Surrender of Certificates.  Each holder of shares of
          -------------------------------------
Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice on or before the Redemption Date, and thereupon the applicable Redemption Price for such shares as set forth in this Section 3 shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired.

     (g)  No Rights as Stockholder Following Redemption.  If any shares of
          ---------------------------------------------
Preferred are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to Section 3(f) hereof, then, from and after the Redemption Date, the holders of such shares of Preferred thereupon subject to redemption shall cease to have any rights of a holder of Preferred except solely for the right to receive the Redemption Price upon surrender of the certificate or certificates representing the shares.

     Section 4.  Voting Rights.
     ----------  -------------

     (a)  General.  Except as otherwise provided herein, or as required by law,
          -------
each issued and outstanding share of Common shall be entitled to one vote on all matters. Except as required by law or by the provisions hereof, the holders of the Series B Preferred shall be entitled to vote on all matters with the holders of the Common on an as if converted basis. Except as required by law or the provisions hereof, the holders of the Series A Preferred shall not be entitled to vote on any matters.

     (b)  Board of Directors.  The Board of Directors shall have five (5)
          ------------------
members. The holders of shares of the Series A Preferred shall have the right to elect one director (the "SERIES A DIRECTOR") and the holders of the shares of Common Stock and the Series B Preferred (voting on an as-if converted basis), shall have the right to elect the remaining directors (the "COMMON STOCK DIRECTORS").

     (c)  Procedures for the Election of the Series A Director.
          ----------------------------------------------------

          (i) The Series A Director shall hold office for a term expiring at the next annual meeting of stockholders. Any vacancy caused by the death or resignation of the Series A Director may be filled only by the holders of Series A Preferred. A special meeting of the holders of the Series A Preferred entitled to vote with respect to filling the vacancy shall be called and held as promptly as practicable after any such death or resignation at the direction of a majority of the Board of Directors, and in any event shall be called within ten days, to be held within 15 days, after receipt of a written request by the holders of record of at least 50% of the then outstanding shares of Series A Preferred. In connection with any special meeting to be held for the purpose of electing the

Series A Director to fill a vacancy, only holders of Series A Preferred shall be notified and be permitted to participate at such meeting. The holders of record of at least 50% of the then outstanding shares of the Series A Preferred may designate in writing one of their number to call the meeting, and the meeting may be called by the person so designated upon notice in accordance with the notice required for annual meetings of stockholders. If any special meeting of the holders of Series A Preferred required to be called by a holder of Series A Preferred for the election of directors pursuant to this Section 4(c) shall not have been duly called within ten days after the request therefor, then the secretary of the Corporation shall call the meeting. Any holders of shares of Series A Preferred shall have access to the stock record books of the Corporation for the purpose of so calling a special meeting. The Corporation shall pay the reasonable expenses of calling and holding any such meeting.

          (ii) Any special meeting of the holders of shares of Series A Preferred to vote for the election of directors pursuant to this Section 4(c) shall be held in the city in which the preceding annual meeting of stockholders of the Corporation was held or in the city designated by the holders on record of at least 50% of the then outstanding shares of Series A Preferred. At a special or annual meeting for the election of directors by the holders of shares of Series A Preferred, the presence in person, by proxy or by telephone of the holders of 50% of the outstanding shares of Series A Preferred entitled to vote thereon shall constitute a quorum. In connection with any special meeting to be held for the purpose of electing the Series A Director to fill a vacancy, only holders of the Series A Preferred shall be notified and be permitted to participate at such meeting. A majority of the holders of the shares of Series A Preferred entitled to vote thereon present in person, by proxy or by telephone shall have the power to adjourn the meeting for the purpose of such election, from time to time without notice, other than announcement at the meeting, until a quorum shall be present. The election of the Series A Director also may be accomplished by written consent in lieu of a meeting of the holders of the Series A Preferred.

          (iii) In connection with any vote for the Series A Director, each holder of Series A Preferred Stock as provided herein shall be entitled to one vote for each share of Series A Preferred held by such holder that is then convertible, the nominees receiving a plurality of the votes entitled to be cast shall be elected.

     Section 5.  Dividend Rights.
     ----------  ---------------

     (a) From the date of issuance until January 1, 1997, no holders of the then outstanding shares of Preferred shall be entitled to receive cumulative dividends. During the same period, to the extent that dividends are properly and legally declared by the Board of Directors at the rate set forth below, they shall be fully paid to (i) holders of Series A Preferred before any dividend or other distribution shall be paid on or declared and set apart for the holders of the Series B Preferred or Common, and (ii) holders of Series B Preferred before any dividend or other distribution shall be paid on or declared and set apart for the holders of the Common.

     (b) After January 1, 1997, the holders of outstanding Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefore, cash dividends at the annual rate of Sixty Dollars ($60.00) per share of outstanding Series A Preferred (as adjusted for stock splits, stock dividends, reclassifications, and like events), payable in preference and priority to any payment of any dividend on Series B Preferred or Common, when and as declared by the Board of Directors in its discretion. Such annual dividend rate shall increase to Eighty Dollars ($80.00) per share of Series A Preferred (as adjusted for stock splits, stock dividends, reclassifications, and like events) after January 1, 1998, and shall further increase to One Hundred Dollars ($100.00) per share of Series A Preferred (as adjusted for stock splits, stock dividends, reclassifications, and like events) after January 1, 1999. Such dividends shall be cumulative whether or not earned or declared so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared, the deficiency shall be fully paid to the holders of Series A Preferred before any dividend or other distribution shall be paid on or declared and set apart for the holders of the Series B Preferred or Common.

     (c) After January 1, 1997, the holders of the Series B Preferred shall be entitled to receive, out of any funds legally available therefor, dividends at an annual rate of Sixty Dollars ($60.00) per share of outstanding Series B Preferred (as adjusted for stock splits, stock dividends, reclassifications and like events), payable in preference and priority to any payment of any dividend on the Common, when and as declared by the Board of Directors in its discretion. Such dividends shall be cumulative whether or not earned or declared so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared, the deficiency shall be fully paid to the holders of Series B Preferred before any dividend or other distribution shall be paid on or declared and set apart for the holders of the Common.

     (d) Dividends may be paid on the Common as and when declared by the Board of Directors, subject to the prior dividend rights of the Preferred.

     Section 6.  Covenants.  So long as any shares of Preferred shall be
     ----------  ---------
outstanding, the Corpo ration shall not, without first obtaining the affirmative vote or written consent of holders of such outstanding shares of Preferred voting together as a class (except that for the purposes of Sections 6(a) through 6(d), if one series of Preferred is affected in a manner different than another, a majority vote of each series of Preferred so disproportionately affected, voting as a series, shall be required):

     (a) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred or Series B Preferred;

     (b) reclassify any Common or other series of its capital stock shares into shares having any preference or priority as to dividends, liquidation, redemption, blocking rights, voting rights, conversion or otherwise superior to or on a parity with any such preference or priority of the Series A Preferred or Series B Preferred (including amendment of the Series A Preferred to provide it with the right to convert into Common Stock);

     (c) pay or declare any dividend or distribution on any shares of Preferred, Common or any other series of its capital stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Preferred, Common, or any other series of its capital stock (or derivative instrument therefor) except from employees of, or consultants to, the Corporation upon termination of employment or consultancy and except for redemption of Preferred or dividends on Preferred in accordance with this Certificate of Incorporation;

     (d) create or issue any other class or classes of stock or series of Preferred senior to or on parity with the Series A Preferred or the Series B Preferred with respect to dividends, liquidation, redemption, blocking rights, voting rights, conversion or otherwise or increase or decrease the number of shares of any series of Preferred; or

     (e) merge or consolidate with or into any other corporation (except where a majority of the outstanding equity securities of the surviving corporation immediately after the merger or consolidation is held by persons who were stockholders of this Corporation immediately prior to the merger or consolidation), or sell or otherwise transfer in a single transaction or a series of related transactions all or substantially all of the assets of the Corporation.

     Section 7.  Residual Rights.  All rights accruing to the outstanding shares
     ----------  ---------------
of the Corporation not expressly provided for to the contrary herein shall be vested in the Common.

     Section 8.  Status of Converted or Redeemed Stock.  In the event any shares
     ----------  -------------------------------------
of Preferred shall be converted pursuant to Section 2 hereof, or redeemed pursuant to Section 3 hereof, the shares so converted or redeemed shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized stock.

     Section 9.  Partial Conversion or Redemption.  In the event that less than
     ----------  --------------------------------
all of a holder's shares of Preferred shall be converted at any time pursuant to
Section 2 hereof or redeemed at any time pursuant to Section 3 hereof, the Corporation shall promptly upon receipt of such holder's certificate for shares to be converted or promptly after the later of the dated fixed for redemption or the receipt of such holder's certificate for shares to be redeemed, issue a new certificate to such holder representing the unconverted or unredeemed shares, as the case may be.

                                 ARTICLE FIVE
                                 ------------

     The name and mailing address of the incorporator is as follows:

          Brett D. Byers
          c/o Wilson, Sonsini, Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304-1050


                                  ARTICLE SIX
                                  -----------

     The Corporation is to have perpetual existence.


                                 ARTICLE SEVEN
                                 -------------

     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.


                                 ARTICLE EIGHT
                                 -------------

     The number of directors which constitute the whole Board of Directors of the Corporation shall be five (5).


                                 ARTICLE NINE
                                 ------------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                  ARTICLE TEN
                                  -----------

     (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (b) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

     (c) Neither any amendment nor repeal of this Article Ten, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article Ten, shall eliminate or reduce the effect of this Article Ten, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ten, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                ARTICLE ELEVEN
                                --------------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                ARTICLE TWELVE
                                --------------

     Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.


                               ARTICLE THIRTEEN
                               ----------------

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


                               ARTICLE FOURTEEN
                               ----------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a Corporation pursuant to the Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand on December 19, 1995.



                                        /s/ Brett D. Byers
                                        ----------------------------------------
                                        Brett D. Byers

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        SPLASH TECHNOLOGY HOLDINGS, INC.

     Splash Technology Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

     FIRST: That resolutions were duly adopted by the Board of Directors of the
     -----
Company (in accordance with Section 141 of the General Corporation Law of the State of Delaware (setting forth the proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable, and calling for the solicitation of the approval by affirmative vote of the stockholders of the Company. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: That the first sentence of paragraph (b) of Section 4 of Article IV of Certificate of Incorporation of this corporation be amended so that, as amended, said sentence shall be and read as follows:

     "The number of directors of the Board of Directors shall be as set forth in the Bylaws of the Company, but not less than three (3) nor more than thirteen
(13). "

     SECOND: That, the company has not received any payment for any of its
     ------
stock and has no stock outstanding.

     THIRD: That said amendment was duly adopted in accordance with the
     -----
provisions of Section 241 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of the Company shall not be reduced under or by
     ------
reason of said amendment.

     This certificate of Amendment of the Certificate of Incorporation may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, Splash Technology Holdings, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Gregory
M. Avis, its President and Chief Executive Officer and attested to by Brett D. Byers, its Assistant Secretary, this 30th day of January, 1996.

                                                SPLASH TECHNOLOGY HOLDINGS, INC.
                                                A Delaware Corporation

                                                By: /s/ Gregory M. Avis
                                                   --------------------
                                                        Gregory M. Avis
                                                        President and Chief
                                                        Executive Officer

ATTEST:

By: /s/ Brett D. Byers
   ------------------------
        Brett D. Byers
        Assistant Secretary